Exhibit 9(bb)

AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated July 26, 2021 (“Effective Date”) is by and between each of Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Global Multi-Sector Income Fund, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Total Return Fund Inc., Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund, Virtus AllianzGI Convertible & Income 2024 Target Term Fund, Virtus AllianzGI Convertible & Income Fund, Virtus AllianzGI Convertible & Income Fund II, Virtus AllianzGI Diversified Income & Convertible Fund, Virtus AllianzGI Equity & Convertible Income Fund and Virtus Dividend, Interest & Premium Strategy Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	A Joinder Agreement and Amendments to Foreign Custody Manager Agreement were entered into among the parties on December 1, 2018 and effective as of September 11, 2017, March 8, 2019, May 22, 2019, September 1, 2019, November 15, 2019, August 27, 2020, November 13, 2020 and May 19, 2021 for the purpose of amending the Agreement and/or adding or removing certain Funds.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

(c)	The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS STRATEGY TRUST

VIRTUS TOTAL RETURN FUND INC.

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President and Assistant Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

ANNEX I

THIS ANNEX I, dated as of July 26, 2021, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each Fund on Annex I and The Bank of New York Mellon.

List of Funds and Series

Fund:	DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund:	VATS OFFSHORE FUND, LTD.

Fund:	VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

Fund:	VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

Fund:	VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND1

Fund:	VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II

Fund:	VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

Fund:	VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

Fund:	VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Fund:	VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Fund:	VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

Fund:	VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small Mid-Cap Growth Fund

Virtus KAR Small-Mid Cap Value Fund

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus SGA New Leaders Growth Fund

Virtus Tactical Allocation Fund

Fund:	VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

Fund:	VIRTUS INVESTMENT TRUST

Series:

Virtus AllianzGI Emerging Markets Opportunities Fund

Virtus AllianzGI Focused Growth Fund

Virtus AllianzGI Global Small-Cap Fund

Virtus AllianzGI Health Sciences Fund

Virtus AllianzGI Income & Growth Fund

Virtus AllianzGI Mid-Cap Fund

Virtus AllianzGI Small-Cap Fund

Virtus AllianzGI Technology Fund

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Fund:	VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus FORT Trend Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund1

Virtus KAR International Small-Mid Cap Fund1

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

Fund:	VIRTUS RETIREMENT TRUST

Series:

None

Fund:	VIRTUS STRATEGY TRUST

Series:

Virtus AllianzGI Convertible Fund

Virtus AllianzGI Core Plus Bond Fund

Virtus AllianzGI Emerging Markets Consumer Fund

Virtus AllianzGI Global Allocation Fund

Virtus AllianzGI Global Dynamic Allocation Fund

Virtus AllianzGI Global Sustainability Fund

Virtus AllianzGI High Yield Bond Fund

Virtus AllianzGI International Small-Cap Fund

Virtus AllianzGI Preferred Securities and Income Fund

Virtus AllianzGI Short Duration High Income Fund

Virtus AllianzGI Water Fund

[1]	Virtus KAR International Small-Mid Cap Fund is expected to merge with and into Virtus KAR International SmallCap Fund on or about September 24, 2021, at which time Virtus KAR International Small-Cap Fund will be renamed Virtus KAR International Small-Mid Cap Fund.

Virtus NFJ Emerging Markets Value Fund

Fund:	VIRTUS TOTAL RETURN FUND INC.

Fund:	VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Strategic Allocation Series